SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
19 Par-La-Ville Road
Hamilton HM11 Bermuda
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares, par value $0.175 per share	The New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-139989
Securities to be registered pursuant to Section 12(g) of the Act:
NONE
(Title of class)

Item 1: Description of Registrant’s Securities to be Registered.
Item 2: Exhibits.
SIGNATURE

Item 1:	Description of Registrant’s Securities to be Registered.
     The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-139989) of Validus Holdings, Ltd. (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on January 16, 2007, as amended from time to time, under the caption “Description of Share Capital”, and is incorporated herein by reference. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2:	Exhibits.
     The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

3.1	Memorandum of Association dated October 10, 2005 (incorporated by reference to Validus Holdings, Ltd.’s Registration Statement on Form S-1 filed July 5, 2007).

3.2	Amended and Restated Bye-Laws (incorporated by reference to Validus Holdings, Ltd.’s Registration Statement on Form S-1 filed July 5, 2007).

4.1	Specimen Common Share Certificate (incorporated by reference to Validus Holdings, Ltd.’s Registration Statement on Form S-1 filed July 5, 2007).

4.2	Certificate of Deposit of Memorandum of Increase of Share Capital dated October 28, 2005 (incorporated by reference to Validus Holdings, Ltd.’s Registration Statement on Form S-1 filed July 5, 2007).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: July 17, 2007

Validus Holdings, Ltd. (Registrant)
By:	/s/ Joseph E. (Jeff) Consolino
	Name:	Joseph E. (Jeff) Consolino
	Title:	EVP and CFO